UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 12, 2015

HAWAIIAN HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31443	71-0879698
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3375 Koapaka Street, Suite G-350
Honolulu, HI 96819
(Address of principal executive offices, including zip code)

(808) 835-3700
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 10, 2015, Hawaiian Holdings, Inc. (the “Company”) filed a proxy statement (the “Proxy Statement”) for its 2015 annual meeting of stockholders (the “Annual Meeting”), which is to be held on May 21, 2015. The Proxy Statement included a proposal to approve the Company’s 2015 Stock Incentive Plan (the “Plan”).
On or about May 8, 2015, Institutional Shareholder Services Inc. (“ISS”) published a proxy report and vote recommendation for the Annual Meeting in which ISS recommend that stockholders vote against the proposal to approve the Plan (Proposal Number 3) because the Plan, as originally proposed, did not require a minimum exercise price for non-qualified stock options or stock appreciation rights.
On May 12, 2015, the Compensation Committee of the Board of Directors of the Company approved an amendment to the Plan, to require that all options and stock appreciation rights granted under the Plan have an exercise price equal to no less than the fair market value of the Company’s common stock on the date of grant.
The foregoing is a summary description of certain terms of the Plan and is qualified in its entirety by reference to the full text of the Plan, as modified as described above. A copy of the Plan, as amended, is filed hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Hawaiian Holdings, Inc. 2015 Stock Incentive Plan, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWAIIAN HOLDINGS, INC.

Date: May 12, 2015	By:	/s/ Hoyt H. Zia
Hoyt H. Zia Secretary

EXHIBIT INDEX

10.1	Hawaiian Holdings, Inc. 2015 Stock Incentive Plan, as amended.